Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 14, 2020, the Company filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting, among other items, that the Company caused its subsidiaries, Utz Quality Foods, LLC (“UQF”) and Heron Holding Corporation (“Heron”), to complete the Truco Acquisition (as defined below) and the IP Purchase (as defined below). Defined terms included below have the same meaning as terms defined elsewhere in the Original Form 8-K. Unless the context otherwise requires, the “Company” or “Utz” refers to Utz Brands, Inc., a Delaware corporation.

Introduction

On November 11, 2020, Utz caused its subsidiaries, UQF and Heron, to enter into a Stock Purchase Agreement (the “SPA”) among UQF, Heron, Truco Holdco Inc. (“Truco”) and Truco Holdings LLC (“Truco Seller”). On December 14, 2020, pursuant to the SPA, Utz caused its subsidiary, Heron, to purchase and acquire from Truco Seller all of the issued and outstanding shares of common stock of Truco (the “Truco Acquisition”). In addition, on December 14, 2020, UQF purchased and acquired from OTB Acquisition, LLC (“IP Seller”) certain intellectual property assets (“Purchased IP”) pursuant to an Asset Purchase Agreement, dated November 11, 2020, among UQF, Truco Seller and IP Seller (the “IP Purchase”).

The following unaudited pro forma condensed combined balance sheet as of September 27, 2020 gives effect to the Truco Acquisition and the IP Purchase, both consummated on December 14, 2020, as if they were completed on September 27, 2020. The unaudited pro forma condensed combined statements of operations for the thirty-nine weeks ended September 27, 2020 and the year ended December 29, 2019 give pro forma effect to the Truco Acquisition and the IP Purchase as if they were completed on December 31, 2018, the first day of fiscal year 2019. The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined companies with the Purchased IP would have been had such acquisitions taken place on September 27, 2020, nor is it indicative of the financial condition of the combined companies with the Purchased IP as of any future date. The unaudited pro forma condensed combined statements of operations do not purport to represent, and are not necessarily indicative of, what the actual results of operations of the combined company with the Purchased IP would have been had the acquisition taken place on December 31, 2018, nor are they indicative of the results of operations of the combined company with the Purchased IP for any future period. The unaudited pro forma condensed combined financial information should be read in conjunction with the following:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;
•	the historical audited financial statements of Truco Holdco Inc. as of, and for the year ended, December 31, 2019;
•	the historical unaudited financial statements of Truco Holdco Inc. as of, and for the nine months ended, September 30, 2020;
•	the historical unaudited financial statements for the predecessor and successor reporting of Utz Brands, Inc. as of, and for the thirty-nine weeks ended, September 27, 2020, included in the Quarterly Report on Form 10-Q filed by Utz with the Securities and Exchange Commission (the “Commission”) on November 5, 2020; and
•	the historical audited financial statements of UM-U Intermediate, LLC (“UM-U”) and Subsidiaries and Affiliates, subsequently renamed Utz Brands Holdings, LLC, the direct parent of UQF, as of, and for the fiscal year ended, December 29, 2019, incorporated into the Current Report on Form 8-K filed with the Commission on September 3, 2020 to the Proxy Statement/Prospectus filed by the Company with the Commission on August 7, 2020.

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Truco Acquisition and the IP Purchase. It has been prepared in accordance with Article 11 of Regulation S-X as amended by the New Rules (as defined below) and is for informational purposes only and is subject to a number of uncertainties and assumptions as described in the accompanying notes.

1

On May 20, 2020, the Commission adopted Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses (the “New Rules”). The New Rules amend, among other things, the Commission’s “significance” tests under which a registrant determines whether a business disposition or acquisition is “significant,” thereby requiring the filing of related Rule 3-05 financial information and pro forma financial information. The New Rules are effective January 1, 2021 for transactions consummated on or after such date, but the New Rules permit voluntary early compliance provided that a registrant applies the New Rules in their entirety from the date of early compliance. Utz adopted the New Rules effective as of, and has applied the New Rules in their entirety, as reasonably applied prior to the effective date of the New Rules, from and since, December 14, 2020.

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined entity upon completion of the Truco Acquisition and the IP Purchase. The transaction accounting adjustments set forth in the unaudited pro forma condensed combined financial information and described in the notes thereto reflect, among other things, the completion of the Truco Acquisition and the IP Purchase, transaction costs in connection with the Truco Acquisition and the IP Purchase, financing to fund the transactions, and the impact of certain transaction accounting adjustments (and their tax effect at the estimated effective income tax rate applicable to such adjustments).

The pro forma transaction accounting adjustments for the Truco Acquisition were prepared using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) on the basis of Utz as the accounting acquirer and Truco as the accounting acquiree. The pro forma transaction accounting adjustments for the IP Purchase were prepared based on the IP Purchase being an asset acquisition under the provisions of ASC Subtopic 805-50. The IP Purchase is separately disclosed from the Truco Acquisition in this unaudited pro forma condensed combined financial information, as Truco and the Purchased IP were acquired from two different selling parties that were not under common control and are two separate transactions.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The unaudited pro forma condensed combined financial information should not be relied on as being indicative of the historical results that would have been achieved had the transactions occurred on the dates indicated or the future results that the Company will experience. Utz has not had any historical relationship with Truco Seller or the IP Seller prior to the Truco Acquisition and the IP Purchase. Accordingly, no transaction accounting adjustments were required to eliminate activities between the parties.

The transaction accounting adjustments are based on the information currently available and the assumptions and estimates underlying the transaction accounting adjustments are described in the accompanying notes. Actual results may differ from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

2

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 27, 2020

(amounts in thousands, except for share information)	Utz Brands, Inc. as of 9/27/20	Truco Holdco Inc. as of 9/30/20	Truco Acquisition Transaction Accounting Adjustments	Footnote Reference	IP Purchase Transaction Accounting Adjustments	Footnote Reference	Debt Financing Transaction Accounting Adjustments	Footnote Reference	Combined Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	32,024	875	(403,962)	(a)	(79,013)	(i)	476,520	(j)	19,920
			(5,649)	(b)
			(875)	(c)
Accounts receivable, net	123,236	17,763	-		-		-		140,999
Inventories, net	57,164	3,527	-		-		-		60,691
Prepaid and other assets	8,431	653	(47)	(d)	-		-		9,037
Current portion of notes receivable	5,856	-	-		-		-		5,856
Income taxes receivable	-	269	-		-		-		269
Total current assets	226,711	23,087	(410,533)		(79,013)		476,520		236,772
Goodwill	664,335	38,343	176,179	(d)	-		-		886,139
			7,282	(e)
Intangible assets, net	854,909	43,231	181,769	(d)	79,013	(i)	-		1,158,922
Property, plant, and equipment, net	285,481	499	-		-		-		285,980
Non-current portion of notes receivable	23,125	-	-		-		-		23,125
Other assets	6,918	726	(170)	(d)			-		7,474
Total assets	2,061,479	105,886	(45,473)		-		476,520		2,598,412

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	56,066	6,935	-		-		-		63,001
Accrued expenses	61,789	6,626	(2,262)	(f)	-		-		66,153
Current portion of other notes payable	7,909	-	-		-		-		7,909
Current portion of term debt	740	5,603	(5,603)	(c)	-		-		740
Total current liabilities	126,504	19,164	(7,865)		-		-		137,803
Long-term liabilities:
Non-current portion of term debt	410,711	57,488	(57,488)	(c)			476,520	(j)	705,531
							(181,700)	(j)
Non-current portion of other notes payable	26,186	-	-		-		-		26,186
Non-current portion accrued expenses and other	60,641	-	-		-		-		60,641
Deferred tax liability	22,958	8,066	46,697	(h)	-		-		71,426
			(6,295)	(g)
Total liabilities	647,000	84,718	(24,951)		-		294,820		1,001,587

Commitments and contingencies
Shareholders' Equity:
Shares of Class A Common Stock, $0.0001 par value; 400,000,000 shares authorized; 59,369,050 shares issued and outstanding at September 27, 2020	6	-	-		-		1	(j)	7
Shares of Class V Common Stock, $0.0001 par value; 400,000,000 shares authorized; 61,249,000 shares issued and outstanding at September 27, 2020	6	-	-		-		-		6
Common Stock, 30,000,000 shares authorized; 25,972,368 shares issued and outstanding at September 30, 2020	-	26	(26)	(e)	-		-		-
Additional paid-in capital	479,028	4,912	(4,912)	(e)			181,699	(j)	660,727
(Accumulated deficit) Retained earnings	(10,172)	16,230	(5,649)	(b)	-		-		(9,526)
			(22,155)	(g)
			12,220	(e)
Accumulated other comprehensive income	252	-	-		-		-		252

Total shareholders' equity	469,120	21,168	(20,522)		-		181,700		651,466
Noncontrolling interest	945,359	-	-		-		-		945,359
Total equity	1,414,479	21,168	(20,522)		-		181,700		1,596,825
Total liabilities and equity	2,061,479	105,886	(45,473)		-		476,520		2,598,412

3

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THIRTY-NINE WEEKS ENDED
SEPTEMBER 27, 2020

(amounts in thousands, except for share information)	Successor for the period 8/29/20 to 9/27/20	Predecessor for the period 12/30/19 to 8/28/20	Truco Holdco Inc. for the nine-month period ended 9/30/20	Truco Acquisition Transaction Accounting Adjustments	Footnote reference	IP Purchase Transaction Accounting Adjustments	Footnote Reference	Debt Financing Transaction Accounting Adjustments	Footnote reference	Truco Pro Forma	Combined Total
Net sales	79,372	638,662	151,891	-		-		-		151,891	869,925
Cost of goods sold	55,305	411,595	91,169	-		(6,917)	(dd)	-		84,252	551,152
Gross profit	24,067	227,067	60,722	-		6,917		-		67,639	318,773

Selling and administrative expenses
Selling	16,859	131,579	20,067	-		-		-		20,067	168,505
Administrative	8,451	64,050	17,482	9,678	(aa)	(4,188)	(ee)	-		22,972	95,473

Total selling and administrative expenses	25,310	195,629	37,549	9,678		(4,188)		-		43,039	263,978

Gain on sale of assets
Gain on disposal of property, plant and equipment	5	79	-	-		-		-		-	84
Gain on sale of routes, net	59	1,264	-	-		-		-		-	1,323
Total gain on sale of assets	64	1,343	-	-		-		-		-	1,407

(Loss) income from operations	(1,179)	32,781	23,173	(9,678)		11,105		-		24,600	56,202

Other (expense) income
Interest (expense) income	(2,323)	(26,659)	(4,259)	4,259	(cc)	-		(8,562)	(ff)	(8,562)	(37,544)

Other (expense) income	(1,818)	1,271	9	-		-		-		9	(538)
Other (expense) income, net	(4,141)	(25,388)	(4,250)	4,259		-		(8,562)		(8,553)	(38,082)

(Loss) income before taxes	(5,320)	7,393	18,923	(5,419)		11,105		(8,562)		16,047	18,120

Income tax (benefit) expense	(2,889)	3,973	3,703	(3,061)	(gg)	2,848	(gg)	(1,081)	(gg)	2,409	3,493

Net (loss) income	(2,431)	3,420	15,220	(2,358)		8,257		(7,481)		13,638	14,627
Net loss (income) attributable to noncontrolling interest	2,320	-		(9,437)	(hh)	(4,193)	(hh)	4,348	(hh)	(9,282)	(6,962)
Net (loss) income attributable to controlling interest	(111)	3,420	15,220	(11,795)		4,064		(3,133)		4,356	7,665

Other comprehensive income
Interest rate swap	252	(7,463)	-	-		-		-		-	(7,211)
Comprehensive income (loss)	141	(4,043)	15,220	(11,795)		4,064	-	(3,133)		4,356	454

Weighted average shares outstanding - basic and diluted (Note 6)
Basic	59,369,050										59,369,050
Diluted	68,271,930										68,271,930
Loss per Class A share - basic and diluted (Note 6)
Basic	(0.00)										(0.00)
Diluted	(0.00)										(0.00)

4

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED

December 29, 2019

(Amounts in thousands)	Utz Brands Holdings, LLC (Formerly UM-U Intermediate, LLC), for the twelve months ended 12/29/19	Truco Holdco Inc. for the fiscal year ended 12/31/19	Truco Acquisition Transaction Accounting Adjustments	Footnote reference	IP Purchase Transaction Accounting Adjustments	Footnote Reference	Debt Financing Transaction Accounting Adjustments	Footnote Reference	Combined Pro Forma
Net sales	768,228	148,223	-		-		-		916,451
Cost of goods sold	514,430	91,364	-		(6,708)	(dd)	-		599,086
Gross profit	253,798	56,859	-		6,708		-		317,365

Selling and administrative expenses
Selling	163,589	20,858	-		-		-		184,447
Administrative	64,723	22,984	12,774	(aa)	(5,583)	(ee)	-		108,088
			13,190	(bb)					-

Total selling and administrative expenses	228,312	43,842	25,964		(5,583)		-		292,535

Gain on sale of assets
Gain on disposal of property, plant and equipment	6,028	-	-		-		-		6,028
Gain on sale of routes, net	7,232	-	-		-		-		7,232
Total gain on sale of assets	13,260	-	-		-		-		13,260

Income (loss) from operations	38,746	13,017	(25,964)		12,291		-		38,090

Other (expense) income
Interest (expense) income	(48,388)	(7,591)	7,591	(cc)	-		(20,808)	(ff)	(69,196)
Other (expense) income	(576)	(74)	-		-		-		(650)
Other (expense) income, net	(48,964)	(7,665)	7,591		-		(20,808)		(69,846)

(Loss) income before taxes	(10,218)	5,352	(18,373)		12,291		(20,808)		(31,756)

Income tax expense (benefit)	3,146	1,416	(5,068)	(gg)	3,136	(gg)	(2,613)	(gg)	17

Net (loss) income	(13,364)	3,936	(13,305)		9,155		(18,195)		(31,773)
Net (income) loss attributable to noncontrolling interest	(2,808)	-	8,570	(hh)	(4,649)	(hh)	10,566	(hh)	11,679
Net (loss) income attributable to controlling interest	(16,172)	3,936	(4,735)		4,506		(7,629)		(20,094)

Other comprehensive income
Interest rate swap	1,408	-	-		-		-		1,408
Comprehensive (loss) income	(14,764)	3,936	(4,735)		4,506		(7,629)		(18,686)

5

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Description of the Transactions

Basis of presentation

The unaudited pro forma condensed combined financial information has been prepared assuming the Truco Acquisition is accounted for using the acquisition method of accounting with Utz as the acquiring entity. Under the acquisition method of accounting, Utz’s assets and liabilities will retain their carrying values, and the assets and liabilities of Truco will be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recorded as goodwill.

The acquisition method of accounting is based on ASC 805 and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements (“ASC 820”). In general, ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date by Utz, which was determined to be the accounting acquirer.

ASC 820 defines fair value, establishes a framework for measuring fair value, and sets forth a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for a non-financial asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The basis of presentation for the IP Purchase is based on ASC 805-50 for asset acquisitions. In general, ASC 805-50 requires that the assets acquired be recognized based on their cost to the acquiring entity, which was determined to be Utz, which generally includes the transaction costs of the asset acquisition.

Certain transaction adjustments are reflected in the unaudited pro forma condensed combined financial information for certain debt financing activities that were executed prior to the submission of this filing. Such debt financing activities include (i) the draw down of a senior secured bridge credit facility (the “Bridge Loan”) to finance the close of the two transactions, (ii) Utz’s redemption of certain outstanding warrants to purchase shares of the Company’s Class A Common Stock, of which all the proceeds were used to pay down the Bridge Loan, and (iii) the refinance of Utz’s term loans, of which part of the proceeds were used to pay down the Bridge Loan. The additional tax basis that was created as a result of the redemption of certain warrants by Utz is not reflected in the pro forma financial information. Refer to section “Description of Acquisition” for further discussion of these debt financing activities.

The transaction accounting adjustments represent management’s estimates based on information available as of the date of the filing of the pro forma condensed combined financial information and do not reflect possible adjustments related to restructuring or integration activities between the Company and Truco that have yet to be determined. Unless otherwise noted, the pro forma statements and adjustments are presented in thousands.

In conjunction with the consummation of the Truco Acquisition, Truco has adopted Utz’s accounting policies. As a result of the adoption, there are no significant changes in accounting policies expected and no transaction accounting adjustments related to the alignment of the accounting policies of Utz and Truco are required. Certain balances on Truco’s historical balance sheet and statement of income were reclassified to conform to the Company’s classification and presentation, as further described in Note 2. The combined company has adopted the fiscal year end date of Utz.

6

On August 28, 2020, Utz Brands Holdings, LLC (“UBH”) and the Company, previously known as Collier Creek Holdings (“CCH”), a special purpose acquisition company with no commercial operations and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, entered into a business combination. At the closing, CCH domesticated into a Delaware corporation and changed its name to Utz Brands, Inc. and was determined to be the accounting acquirer (the “Successor”). UBH was determined to be the accounting acquiree and reporting predecessor to the Company (the “Predecessor”). A black line separates the Predecessor and Successor financial statements of the Company on the pro forma condensed combined statements of operations for the thirty-nine weeks ended September 27, 2020 to highlight the lack of comparability and change in reporting entities between these two periods. Due to the business combination and the application of fair value adjustments to UBH’s net assets, different bases of accounting have been used to prepare the Predecessor and Successor condensed combined statements of operations for the period from December 30, 2019 to August 28, 2020 and from August 29, 2020 to September 27, 2020, respectively.

The Truco Pro Forma column in the unaudited pro forma condensed combined statement of operations for the thirty-nine weeks ended September 27, 2020 represents the pro forma results of Truco after considering the Truco Acquisition, IP Purchase, and Debt Financing transaction accounting adjustments. The Combined Total column in the same unaudited pro forma condensed combined statement of operations is the combined total of the result of the Company’s Successor period from August 29, 2020 to September 27, 2020, the Company’s Predecessor period from December 30, 2019 to August 28, 2020 and the Truco Pro Forma column. As different bases of accounting have been used to prepare the Predecessor and Successor condensed combined statements of operations, the Combined Total column represents a mathematical addition of those results and does not provide the combined results on a consistent accounting basis.

The ownership retained by the sellers of UBH after the business combination between UBH and CCH is reflected as noncontrolling interest in the consolidated financial statements of Utz after such business combination. The noncontrolling interest ownership of UBH was approximately 50.8% as of September 27, 2020 as reported by Utz in its Quarterly Report on Form 10-Q that was filed with the Commission on November 5, 2020.

Description of Acquisition

On December 14, 2020, pursuant to the SPA, Utz caused Heron to complete the Truco Acquisition pursuant to which Heron purchased from Truco Seller all of the issued and outstanding shares of common stock of Truco. Upon completion of the Truco Acquisition, Truco became a wholly owned subsidiary of Heron. In addition, on December 14, 2020, Utz caused its subsidiary, UQF, to complete the IP Purchase pursuant to which UQF purchased from IP Seller certain IP assets under an Asset Purchase Agreement, dated November 11, 2020, among UQF, Truco Seller and IP Seller. At the closings of each of the Truco Acquisition and the IP Purchase, UQF and Heron paid the aggregate cash purchase price of approximately $404.0 million to the Truco Seller, including payments of approximately $3.0 million for cash on hand at Truco at the closing of the Transactions, less estimated working capital adjustments, subject to customary post-closing adjustments, and approximately $79.0 million to the IP Seller.

On December 14, 2020, UBH entered into a Bridge Credit Agreement with Bank of America, N.A. and other lenders to secure the Bridge Loan, representing $483.8 million of loan proceeds, to finance the transactions. The Bridge Loan will mature on the first anniversary from closing date and will accrue interest at LIBOR plus 425 basis points and will automatically convert into a term loan at its first year anniversary, unless the Bridge Loan is repaid in advance of such anniversary. UBH used cash on hand of $4.8 million to fund the remaining cash needed to execute the transactions.

The table below represents the sources and uses of funds as it relates to the Truco Acquisition and IP Purchase:

Sources and Uses (in thousands)

Sources
Bridge Loan Proceeds (1)	$483,781
Net cash proceeds from Utz balance sheet (2)	4,843
Total Sources	$488,624

Uses
Payment of Truco liabilities (3)	$83,934
IP Purchase (4)	79,013
Proceeds to the Truco Seller (5)	320,028
Utz Transaction Fees (6)	5,649
Total Uses	$488,624

7

(1)	Represents the proceeds from the Bridge Loan used for the Truco Acquisition and the IP Purchase.

(2)	Represents the net cash amount used from Utz’s balance sheet to pay transaction fees incurred by Utz in connection with the Truco Acquisition and the IP Purchase.

(3)	Represents the amount used to pay down, in full, Truco’s term loan, accrued royalties, Truco’s outstanding options settlement as a result of the Truco Acquisition, employer portion of payroll taxes, deferred dividend proceeds and severance payments, as required by the SPA.

(4)	Represents the proceeds paid to IP Seller for the IP Purchase, including $1.4 million used to pay certain IP Seller transaction costs.

(5)	Represents the cash consideration paid to the Truco Seller, includes $0.5 million cash escrow in connection with certain post-closing adjustments, $7.5 million of transaction expenses incurred by the Truco Seller as of the closing of the Truco Acquisition and payment for net cash on hand from Truco at the closing of the Truco Acquisition. Transaction fees and expenses incurred by the Truco Seller were deducted from the Truco Seller’s proceeds, and therefore such Truco Seller transaction fees and expenses are not presented as accrued liabilities in the unaudited pro forma condensed combined balance sheet.

(6)	Represents the transaction fees and expenses incurred by Utz and paid in connection with the closing of the Truco Acquisition.

On December 14, 2020, Utz announced the redemption of all of its outstanding warrants to purchase shares of the Company’s Class A Common Stock that were issued under the Warrant Agreement, dated October 4, 2018, as part of the units sold in Collier Creek Holdings’ initial public offering and pursuant to the Forward Purchase Agreements, dated September 7, 2018. Proceeds of $181.7 million from the exercise of such warrants prior to the redemption date with respect to such outstanding warrants were subsequently used to repay a portion of the Bridge Loan.

On January 20, 2021, UBH completed the refinancing of its existing credit facility, which included term loans having an aggregate principal amount of approximately $720.0 million (the “2021 Term Loans”). Part of the proceeds of the 2021 Term Loans was used to repay, in full, the Bridge Loan.

Note 2 – Reclassifications of Truco’s Balance Sheet and Statements of Income

Reclassification adjustments were made to Truco’s balance sheet for the period ended September 30, 2020 and statements of income for the fiscal year ended December 31, 2019 and nine months ended September 30, 2020 to conform to the classification and presentation of the Company’s balance sheet and statements of operations.

On Truco’s balance sheet for the nine months ended September 30, 2020, the other receivables and other assets, net amount of $0.5 million and $0.2 million, respectively, were combined into other assets, net for consistency with the classification on Utz’s balance sheet.

On Truco’s statements of income, the depreciation and amortization expense of $8.4 million and $6.1 million for the year ended December 31, 2019 and nine months ended September 30, 2020, respectively, were reclassified into cost of goods sold and administrative expenses for consistency with the classification of such expenses in Utz’s statements of operations. For the year ended December 31, 2019, $0.6 million was reclassified into cost of goods sold and $7.8 million was reclassified into administrative expenses. For the nine months ended September 30, 2020, $0.4 million was reclassified into cost of goods sold and $5.7 million was reclassified into administrative expenses.

Note 3 — Preliminary Fair Value Estimate of Purchase Price Allocation to Assets Acquired and Liabilities of the Truco Acquisition

The table below outlines the initial allocation of the total ASC 805 purchase price of the Truco Acquisition to the identifiable assets and liabilities of Truco acquired by Utz as if the Truco Acquisition was closed on September 27, 2020.

8

Total Purchase Price for Truco	$403,962

Recognized Amounts of Identifiable Assets Acquired and Liabilities
Accounts receivable	17,763
Inventories	3,527
Prepaid and other assets	606
Income taxes receivable	269
Goodwill	221,804
Identifiable intangible assets	225,000
Property, plant and equipment	499
Other assets	556
Accounts payable	(6,935)
Accrued expenses	(4,364)
Deferred tax liabilities	(54,763)
Net assets acquired	$403,962

Intangible Assets. The identifiable intangible assets represent the existing customer relationships of Truco that were valued using a discounted cash flow model using projected sales growth attrition and a useful life of 15 years. Truco’s customer relationship fair value is $225.0 million.

Goodwill. Approximately $221.8 million has been allocated to goodwill. Goodwill represents the excess of the gross consideration transferred over the fair value of the underlying net tangible and identifiable intangible assets acquired. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets. Goodwill represents future economic benefits arising from the Truco Acquisition primarily due to its strong market position and its assembled workforce that are not individually identified and separately recognized as an intangible asset.

Note 4 — Unaudited pro forma condensed combined balance sheet adjustments

The transaction accounting adjustments to the unaudited pro forma condensed combined balance sheet as of September 27, 2020 are as follows:

Truco Acquisition Transaction Accounting Adjustments

(a)	Represents the Truco Seller’s proceeds and funds used to repay Truco’s indebtedness at the closing of the Truco Acquisition.

(b)	Represents transaction costs related to the Truco Acquisition paid by Utz from its existing cash balance as of the closing of such transaction.

(c)	Reflects the extinguishment of Truco’s existing term loan and the adjustment to Truco’s cash balance.

(d)	Reflects the adjustment to record the fair value of certain identifiable intangible assets that were acquired through the Truco Acquisition.

(e)	Represents the close out of the equity of Truco that is adjusted to goodwill.

(f)	Reflects the payment to settle Truco accrued royalties payable in connection with the Truco Acquisition.

(g)	Represents Truco’s outstanding options and Truco Acquisition-related transaction costs incurred by Truco, inclusive of advisory, banking, legal, and accounting fees that would have been settled at the closing of the Truco Acquisition that were not accrued for as of the pro forma balance sheet date. Certain transaction costs are tax deductible and such tax impact has been recorded as a deferred tax asset.

(h)	The Truco Acquisition is a stock acquisition that is a carryover basis transaction for tax purposes. As a result, an adjustment is recorded to reflect applicable deferred tax for the book-tax differences due to the fair value adjustment of certain assets acquired with a corresponding adjustment to goodwill. Refer to Note 3 for the purchase price allocation.

9

IP Purchase Transaction Accounting Adjustments

(i)	Represents the adjustments associated with the IP Purchase.

Debt Financing Transaction Accounting Adjustments

(j)	Represents the adjustments for the debt financing described in Note 1. The net increase to debt reflects the $483.7 million Bridge Loan proceeds used by Utz to fund the Truco Acquisition and IP Purchase, less $3.8 million of debt issuance cost of the Bridge Loan, less $181.7 million in proceeds received from the redemption of warrants that was used to settle a portion of the Bridge Loan, and less $3.5 million of financing cost related to the issuing Term Loan.

Note 5 — Unaudited pro forma condensed combined statements of operations adjustments

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the fiscal year ended December 29, 2019 and the thirty-nine week period ended September 27, 2020 are as follows:

Adjustments to income tax expense are reflective of the pro forma adjustments using a pro forma effective tax rate of 25.65% and 25.51% for the thirty-nine weeks ended September 27, 2020 and the fiscal year ended December 29, 2019, respectively. Those income tax expense adjustments are noted as (gg) on the unaudited pro forma condensed combined statements of operations.

Transaction accounting adjustments are reflected to allocate for net income (loss) attributable to noncontrolling interest based on the noncontrolling interest ownership of approximately 50.8% as of September 27, 2020. The allocation is calculated based on the income (loss) before taxes of UBH, before considering the results of Truco, and the net income (loss) of Truco. Those transaction accounting adjustments are noted as (hh) on the unaudited pro forma condensed combined statements of operations.

Truco Acquisition Transaction Accounting Adjustments

(aa)	Represents adjustments for intangible asset amortization as a result of the fair value adjustment of certain identifiable intangible assets that were acquired through the Truco Acquisition.

(bb)	Represents adjustments to account for the $13.1 million in transaction costs that were incurred for the Truco Acquisition but not recorded as of September 27, 2020. The non-recurring transaction costs that are reflected in the unaudited pro forma condensed combined statements of operations are $13.1 million for fiscal 2019. Non-recurring transaction costs that are reflected in the unaudited pro forma condensed combined statements of operations for the thirty-nine week period ended September 27, 2020 are immaterial.

(cc)	Reflects the reversal of interest expense since Truco’s term loans were repaid at the closing of the Truco Acquisition. The transaction accounting adjustments to interest expense as a result of the Bridge Loan and Term Loan is discussed in tickmark (ff).

IP Purchase Transaction Accounting Adjustments

(dd)	Represents the adjustment to eliminate royalty fees, as the OTB license agreement between Truco and the IP Seller was terminated as a result of the IP Purchase.

(ee)	Represents the adjustment to reverse amortization related to the OTB license agreement between Truco and the IP Seller. No amortization is considered for the trademark assets acquired with the IP Purchase as management has determined the Purchased IP to be an indefinite-lived asset.

Debt Financing Transaction Accounting Adjustments

(ff)

To record the interest expense and amortization of debt issuance cost resulting from the Bridge Loan and the subsequent Term Loan that would be used to refinance the Bridge Loan.

The estimated term of the Bridge Loan was three months as Utz expects to fully repay the Bridge Loan using proceeds from the outstanding warrants and the Term Loan. The $3.75 million commitment fees that were paid for the Bridge Loan are fully amortized within the first three months of the fiscal 2019 unaudited pro forma condensed combined statement of operations adjustments.

10

The Term Loan will expire in 2027 and the deferred financing fees of $3.5 million associated with the Term Loan used to repay the remaining Bridge Loan would be amortized based on the estimated term of seven years. See below for the finance costs calculation.

Total remaining indebtedness to finance the two transactions, netted with proceeds from warrants

(in thousands)	Total Remaining Indebtedness
Proceeds from Bridge Loan	483,781
Less: Proceeds from Warrants	(181,700)
Remaining indebtedness (i)	302,081

Pro Forma Finance Cost Calculation

(in thousands)	For the year ended December 29, 2019	For the thirty-nine weeks ended September 27, 2020
Interest Rate (ii)	5.52%	3.61%
Interest expense	16,682	8,186
Debt issuance cost amortization (iii)	4,126	376
Pro Forma finance costs	20,808	8,562

(i)	Represents the remaining indebtedness of the Bridge Loan following the warrants redemption that was used to repay a portion of the Bridge Loan. The remaining indebtedness of the Bridge Loan will be repaid, in full, by the Term Loan.

(ii)	The interest rate for the year ended December 29, 2019 and thirty-nine weeks ended September 27, 2020 was determined based on the monthly LIBOR for the relevant period with a spread for the Bridge Loan and Term Loan of 4.25% and 3.00%, respectively. The 5.52% interest rate for December 29, 2019 uses a blended interest rate based on the estimated three-month term of the Bridge Loan and the remaining nine months will use the Term Loan interest rate for the period. For the thirty-nine weeks ended September 27, 2020, 3.61% represents the interest rate determined for the Term Loan for the relevant period.

(iii)	Represents the amortization of deferred financing fees for the Bridge Loan and Term Loan.

Note 6 — Earnings per Share

As the pro forma net income attributable to controlling interest of Truco, the IP Purchase, and associated debt financing activities within the successor period from August 29, 2020 to September 27, 2020 is not readily determinable, no transaction accounting adjustments was made for the earnings per share disclosure on the unaudited pro forma condensed combined statements of operations.

11